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                                                                    EXHIBIT 99.1


                                  PRESS RELEASE


                           HOUSTON EXPLORATION REPORTS
                     GULF OF MEXICO DEEP-SHELF GAS DISCOVERY
                               AT HIGH ISLAND 115

HOUSTON, TX - MAY 21, 2003 - The Houston Exploration Company (NYSE:THX) today announced its first shallow-water, deep-shelf gas discovery at High Island 115. The #1 well was drilled to 19,800 feet and tested 20 million cubic feet of gas per day. The company anticipates first production during the fourth quarter of 2003, pending construction of facilities. Houston Exploration has a 50 percent working interest in the project. The well is operated by El Paso Production Oil & Gas Company as a part of the previously announced joint-venture agreement between both companies.

"This high-risk well confirms our view for the potential of the deep shelf," said William G. Hargett, president and chief executive officer. "The knowledge that we gained from drilling this well can be applied to other deep-shelf opportunities we have offshore in the Gulf of Mexico."

Charles W. Adcock, senior vice president and general manager of the offshore region added, "Being in only 44 feet of water, we will be able to bring this well on production quickly, and with the current pricing environment, it will be highly economic for Houston Exploration."

Affirming its conviction to pursue deep-shelf potential, in addition, the company recently signed an agreement with Fairfield Industries to license offshore 3-D seismic data that will double the company's present in-house 3-D resources. Included in the agreement is Fairfield's newly released "Deep-Shelf Program" 3-D seismic data that will be instrumental in developing a strategy for the play.

Houston Exploration has 118 leases along the Continental Shelf of the Gulf of Mexico and has budgeted for five more deep-shelf wells in 2003. West Cameron 227, the next well on the inventory, should begin drilling July 2003.

The Houston Exploration Company is an independent energy company engaged in the exploration, development, exploitation and acquisition of natural gas and crude oil properties. The company's offshore operations are focused in the shallow waters of the Gulf of Mexico. Onshore operations are concentrated in South Texas and the Arkoma Basin with additional production located in East Texas, South Louisiana and West Virginia. For more information, visit the company's website at www.houstonexploration.com.

This news release contains "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act. All statements other than statements of historical fact included in this press release, including, without limitation, estimated quantities and net present value of reserves, estimated production volumes, business strategies, plans and objectives of management of the company for future operations and capital expenditures are forward-looking statements. These statements reflect the company's current expectations with respect to future events and are based on the company's current beliefs as well as assumptions made by and information currently available to the company. Important factors that could cause actual results to materially differ from the company's expectations include price volatility, the risk of future write-downs, the inability to meet substantial capital requirements, the constraints imposed by current indebtedness, reserve replacement risks, the risks associated with recent acquisitions, and other factors discussed in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ended December 31, 2002. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the company's actual results may vary materially from those described in the forward-looking statements.

Contact:     Melissa Reynolds
             The Houston Exploration Company
             (713) 830-6887
             mreynolds@houstonexp.com
             www.houstonexploration.com